UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01.    Entry into Material Definitive Agreements.

4.0% Senior Secured Convertible Notes Due 2024

As previously disclosed, on October 12, 2020, Workhorse Group Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”), with certain investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement by the Company to the Investors (the “Private Placement”), 4.00% senior secured convertible notes due 2024 in an aggregate principal amount of $200,000,000 (the “Notes”) that are convertible into shares of the Company’s common stock, par value of $0.001 per share (“Common Stock”).

The Notes were issued pursuant to an Indenture dated October 14, 2020, between the Company, the subsidiary guarantors described below and U.S. Bank National Association as trustee (the “Indenture”). The Notes are senior secured obligations of the Company, and rank senior to all unsecured debt of the Company, and will be due on October 14, 2024. The Notes bear interest at 4.00% per annum, paid quarterly commencing January 15, 2021 in cash or, subject to certain conditions and other limitations, shares of Common Stock, at the Company’s option. The interest rate on the Notes may be reduced to 2.75% if the Company meets certain conditions. The conversion price is $35.29, subject to customary anti-dilution adjustments and adjustments for certain corporate events. The number of shares issuable in lieu of cash interest on the Notes will be based on the share price of the Common Stock at the time. The Notes will generally not be redeemable at the option of the Company prior to the third anniversary of their issue date.

The Notes are guaranteed by all the Company’s current and future subsidiaries and are secured by liens on substantially all the assets of the Company and its subsidiaries. The Company is required to hold the proceeds of the Notes in escrow until it completes certain requirements related to the collateral. The Indenture includes customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, and dividends and other restricted payments, and customary events of default. In connection with the Indenture, the Company entered into a security agreement, including customary covenants and agreements governing the collateral.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company paid commissions to Goldman Sachs & Co. LLC and BTIG, LLC in connection with the Private Placement, so the proceeds to the Company before expenses will be approximately $194,500,000, when they are released from escrow upon satisfaction of certain conditions related to the collateral. The Company expects to use the net proceeds from this offering to increase and accelerate production volume, advance new products to market, and support current working capital and other general corporate purposes.

The Notes and the shares of Common Stock issuable upon the conversion of the Notes (the “Conversion Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Notes were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Notes and Conversion Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with one of the Investors, providing for certain customary registration rights with respect to the Conversion Shares under the Notes purchased by the Investor.

The representations, warranties and covenants contained in the Indenture, the Security Agreement and the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the credit agreement entered into between the Company and Marathon Asset Management, LP, on behalf of certain entities it manages (the “Marathon Lenders”), dated December 31, 2018 (the “Marathon Agreement”), until December 31, 2020, the Company must issue additional warrants to the Marathon Lenders when the Company makes certain equity issuances, in amount equal to approximately 1.88% of the Company’s fully diluted equity interests, and on substantially the same terms and conditions of the initial warrants issued to the Marathon Lenders, except that (i) the expiration date shall be five years from the issuance date, (ii) the exercise price shall be equal to 110% of the issuance price per share in the relevant issuance, and (iii) the holder shall be entitled to exercise the warrant on a cashless basis at any time. Accordingly, the Company issued the Marathon Lenders warrants to acquire an aggregate of 629,675 shares of Common Stock exercisable at a price of $38.82 per share (the “Additional Warrants”). The Marathon Agreement is described more fully in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 2, 2019. The Company’s obligations under the Marathon Agreement were paid off on December 9, 2019, which is described more fully in the Company’s Current Report on Form 8-K filed with the Commission on December 9, 2019.

The Additional Warrants and the shares of Common Stock issuable upon exercise of the Additional Warrants (the “Underlying Shares”) have not been registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Marathon Lenders acquired the securities for investment and acknowledged that each is an accredited investor as defined by Rule 501 under the Securities Act. The Additional Warrants may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Securities Exchange Agreement

In addition, pursuant to the Company’s previously disclosed exchange agreement (the “Exchange Agreement”) with HT Investments MA LLC, which was the holder of the Company’s 4.50% convertible notes (the “Old Notes”) on October 14, 2020, the Company exchanged the full $70.0 million outstanding principal amount of the Old Notes for 5,155,167 shares of Common Stock. The Old Notes contained restrictive covenants that, among other things, would have prohibited the issuance of the Notes. Accordingly, the Company agreed to convert the Old Notes at a premium to the conversion rate provided in the Old Notes in order to induce the holder of the Old Notes to consummate the exchange and thereby permit the issuance of the New Notes.
The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The description of the terms and conditions of the agreements in this Item 1.01 do not purport to be complete and are qualified in their entirety by the full text of the form of the agreements described above, which are exhibits to this Form 8-K and the Company’s Form 8-K filed with the Commission on October 12, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable conditions to release the proceeds from the Private Placement from escrow. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Commission.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01.    Regulation FD Disclosure.

On October 16, 2020, the Company issued a press release about the closing of the Private Placement. The press release is furnished as exhibit 7.01 and incorporated by reference herein.

Item 9.01.    Exhibits.

Exhibit No.	Description
10.1	Indenture
10.2	Form of Global 4.00% Senior Secured Convertible Note
10.3	Security Agreement
10.4	Registration Rights Agreement
7.01	Press Release, dated October 16, 2020
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 16, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer

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